Exhibit 99.1

ASSOCIATED BANC-CORP

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Restated Effective January 1, 2012

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6.03 Records and Notices	10
6.04 Compensation and Expenses	10
6.05 Limitation of Authority	10
ARTICLE 7 General Provisions	11
7.01 Claims	11
7.02 Assignment	11
7.03 Employment Not Guaranteed by Plan	11
7.04 Termination and Amendment	11
7.05 Notice	11
7.06 Limitation on Liability	11
7.07 Indemnification	12
7.08 Headings	12
7.09 Severability	12
ARTICLE 8 Memorandum Account	13
8.01 Nature of Account	13
8.02 Credit to Memorandum Account	13
8.03 Changes in Memorandum Account	13
8.04 Valuation of Memorandum Account	14
APPENDIX A Claims Procedures	A -1

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ASSOCIATED BANC-CORP

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

INTRODUCTION

Effective January 1, 1986, Associated Banc-Corp (the “Company”) adopted the Associated Banc-Corp Supplemental Executive Retirement Plan (the “Plan”) to benefit certain of its employees by facilitating the accumulation of funds for their retirement. The Plan was restated in its entirety effective as of January 1, 1996. The Plan was again restated effective January 1, 2008 to comply with Code (as defined below) section 409A. Effective January 1, 2012, the Plan is restated to clarify the calculation of benefits, update eligibility, and comply with current best practices.

This introduction and the following Articles, as amended from time to time, comprise the Plan.

ARTICLE 1

Establishment of Plan and Purpose

1.01 Establishment of Plan. The Company established the Plan, effective as of January 1, 1986. The Plan was restated in its entirety effective as of January 1, 1996, January 1, 2008, and most recently effective January 1, 2012.

1.02 Purpose of Plan. The Plan is designed to provide a select group of management and highly compensated employees with the benefits they would have received under the Company’s tax-qualified retirement plans if not for the limitations of the Code including sections 401(a)(17) and 415. By allowing key management employees to participate in the Plan, the Company expects the Plan to benefit it in attracting and retaining the most capable individuals to fill its executive positions.

The parties intend that the arrangements described herein be unfunded for tax purposes and for purposes of Title I of ERISA (as defined below). The Plan is intended to be an unfunded deferred compensation plan maintained for a select group of management or highly compensated employees under ERISA sections 201(2), 301(a)(3), and 401(a)(1).

ARTICLE 2

Definitions and Construction

As used herein, the following words shall have the following meanings:

2.01 Definitions

(a) 401(k)/ESOP. The Associated Banc-Corp 401(k) and Employee Stock Ownership Plan, as amended from time to time.

(b) Administrator. The Company or other person or persons selected by the Company pursuant to Article 6 below to control and manage the operation and administration of the Plan.

(c) Annual Earnings. Compensation as defined in section 1.2(j) of the RAP or section 1.2(g) of the 401(k)/ESOP, as applicable, prior to applying the compensation limit under Code section 401(a)(17), as adjusted for increases in the cost of living in accordance with Code section 401(a)(17)(B).

(d) Beneficiaries. The spouse or descendants of Participant or any other person designated under the Plan to receive benefits hereunder in the event of a Participant’s death.

(e) Bonus. The amount of cash that the Company awards a Participant, if any, as part of the Company’s Management Incentive Plan, or any other formalized cash incentive plan or bonus program of the Company, including any discretionary bonus thereunder.

(f) Cause. The occurrence of any one of the following:

(i) Commission of an act of fraud, embezzlement or other act of dishonesty that would reflect adversely on the integrity, character or reputation of the Company, or that would cause harm to its customer relations, operations or business prospects;

(ii) Breach of a fiduciary duty owed to the Company;

(iii) Violation or the threat of violation of a restrictive covenant agreement, such as a non-compete, non-solicit, or non-disclosure agreement, between a Participant and the Company;

(iv) Unauthorized disclosure or use of confidential information or trade secrets;

(v) Violation of any lawful policies or rules of the Company, including any applicable code of conduct;

(vi) Conviction of criminal activity;

(vii) Failure to reasonably cooperate in any investigation or proceeding concerning the Company;

(viii) Determination by a governmental authority or agency that bars or prohibits the Participant from being employed in his or her current position with the Company; or

(ix) Neglect or misconduct in the performance of the Participant’s duties and responsibilities, provided that he or she did not cure such neglect or misconduct within ten days after the Company gave written notice of such neglect or misconduct to such Participant.

Notwithstanding the above, in the event a Participant is party to an employment agreement with the Company that contains a different definition of Cause, the definition of Cause contained in such employment agreement shall be controlling.

(g) Code. The Internal Revenue Code of 1986, as amended and interpreted by applicable regulations and rulings.

(h) Committee. The Compensation and Benefits Committee of the board of directors of the Company.

(i) Company. Associated Banc-Corp, a Wisconsin banking corporation and any subsidiary, successor or affiliate which has adopted the Plan and any successor thereto. The board of directors of Associated Banc-Corp has authorized the Committee to act on behalf of the Company for purposes of the Plan.

(j) Employee. An employee of the Company.

(k) Employment. Employment with the Company.

(l) ERISA. The Employee Retirement Income Security Act of 1974, as amended from time to time, and interpreted by applicable regulations and rulings.

(m) Memorandum Account. The record of each Participant’s interest in the Plan.

(n) Participants. Such management and highly compensated Employees whom the Company identifies as eligible to participate hereunder. Notwithstanding the foregoing, an otherwise eligible Employee may be excluded from participation in the Plan by contract or other agreement between the Company and the Employee.

(o) Plan. The Associated Banc-Corp Supplemental Executive Retirement Plan, as stated herein and as amended from time to time.

(p) Plan Year. The period beginning on January 1 and ending on December 31.

(q) RAP. The Associated Banc-Corp Retirement Account Plan, as amended from time to time.

(r) Separation from Service. The Participant retires or otherwise has a termination of Employment and such termination constitutes a “separation from service” under Code section 409A and Treasury regulation section 1.409A-1(h). For this purpose, whether a termination of Employment has occurred is determined based on whether the Company and the Participant reasonably anticipated that no further services would be performed after a certain date or that the level of bona fide services the Participant would perform after such date (whether as an Employee or as an independent contractor) would permanently decrease to less than 20% of the average level of bona fide services performed (whether as an Employee or an independent contractor) over the immediately preceding 36-month period (or the full period of service to the Company if the Participant has been providing services to the Company for less than 36 months).

(s) Trust Agreement. Any instrument executed by the Company and the Trustee fixing the rights and liabilities of each with respect to holding and administering the Trust Fund.

(t) Trustee. The Trustee or any successor Trustee, appointed by the Company, acting in accordance with the terms of the Trust Agreement.

In the absence of a Trust Agreement, the Trustee shall maintain records of the Memorandum Accounts under the Plan and perform such other duties regarding valuation and investment as described in the Plan. The Trustee, or any successor Trustee, shall have the right to resign as Trustee upon 30 days’ prior written notice to the Company (unless the requirement of such notice is waived by the Company). The Company may at any time remove the Trustee upon 30 days’ prior written notice to the Trustee (unless the requirement of such notice is waived by the Trustee). In the event of the resignation or removal of the Trustee, a successor Trustee shall be appointed by the Company.

(u) Trust Fund. All assets held by the Trustee for the purposes of the Plan in accordance with the terms of the Trust Agreement. The Company may establish such a Trust Fund (known as a “rabbi trust”) for the purpose of accumulating funds to satisfy all obligations incurred by the Company under the Plan.

2.02 Construction. The Plan is intended to satisfy the requirements of Code section 409A and the final regulations thereunder (the “Final 409A Regulations”) to the extent applicable. The provisions of the Plan shall be construed, administered and enforced in accordance with the applicable federal law including the requirements of Code section 409A, the Final 409A Regulations and other guidance provided by the Internal Revenue Service and the laws of the State of Wisconsin, as amended from time to time. Words used in the masculine gender shall include the feminine and words used in the singular shall include the plural, as appropriate. The words “hereof,” “herein,” “hereunder” and other similar compounds of the word “here” shall refer to the entire Plan, not to a particular section. All references to statutory sections shall include the section so identified as amended from time to time or any other statute of similar import. If any provisions of the Code, ERISA or other statutes or regulations render any provisions of this Plan unenforceable, such provision shall be of no force and effect only to the minimum extent required by such law.

ARTICLE 3

Eligibility

3.01 Conditions of Eligibility. Effective January 1, 2012, members of the executive committee of the Company are the only Employees eligible to participate in the Plan. Prior to January 1, 2012, the Administrator specified the management and highly compensated Employees eligible to participate in the Plan, consistent with the guidelines in effect as of the date of selection as determined by the Company from time to time.

3.02 Commencement of Participation. An individual identified as eligible to participate herein shall commence participation as of the date designated by the Company.

3.03 Termination of Participation. An individual’s right to defer compensation hereto shall cease as of the earlier of the termination of his Employment or action by the Company removing him from the Employees eligible to participate herein. At that time the Employee become an inactive Participant. Notwithstanding, a Participant shall remain a Participant with respect to benefits accrued under the Plan until the Company has satisfied all liabilities under the Plan with respect to the Participant.

ARTICLE 4

Amount of Benefit

4.01 Amount of Benefit. A Participant shall accrue an annual benefit under this Plan equal to the sum of the following:

(a) the excess of the amount the Participant would have accrued under the RAP using the Participant’s Annual Earnings as defined in section 1.2 of this Plan over the amount actually accrued by the Participant under the RAP for such Plan Year; and

(b) the excess of the amount the Participant would have accrued under the 401(k)/ESOP using the Participant’s Annual Earnings as defined in section 1.2 of this Plan minus any Bonus paid by the Company, over the amount actually accrued by the Participant under the 401(k)/ESOP for such Plan Year.

For purposes of the above calculations, the amount the Participant would have accrued under the RAP and the 401(k)
/ESOP shall be determined without regard to any applicable Code limits, including the provisions of Code sections 401(a)(17) and 415. Accruals under this Plan shall occur at the same rate and time as accruals under the RAP and 401(k)/ESOP.

4.02 Vesting. A Participant shall be 100% vested in the benefits provided under this Plan after five years of service with the Company, as determined under the RAP and 401(k)/ESOP.

4.03 Forfeitures. Notwithstanding any other provision of the Plan to the contrary, in the event that a Participant incurs a termination of Employment for Cause, the Committee, in its sole discretion, may forfeit any benefits not yet credited to the Participant’s Memorandum Account in accordance with section 8.02 that the Participant would have accrued under section 4.01 above relating to amounts under the RAP and 401(k)/ESOP that were not allocated under the RAP or 401(k)/ESOP, respectively, on the date the Participant terminated Employment.

ARTICLE 5

Distributions

5.01 Time and Form of Benefits. A Participant shall elect the time and form in which his benefits are payable at the time amounts are allocated to the Participant under the Plan. A Participant’s election shall apply to all amounts credited to the Memorandum Account of the Participant for the Plan Year with respect to which the election is made. Any such elections shall be made on forms and in the manner prescribed by the Administrator and shall be irrevocable, except as permitted in section 5.02 of the Plan.

Except as (i) otherwise permitted by rules established by the Administrator and applicable law and (ii) would not cause the imposition of adverse tax consequences under Code section 409A, the distribution election for amounts contributed in a Plan Year must be made prior to commencement of the Plan Year. If a Participant fails to elect the time and form of payment for a Plan Year, the distribution election in effect for the immediately preceding Plan Year shall apply to all amounts credited to the Participant’s Memorandum Account for the Plan Year.

In no event shall distributions to a Participant who receives distributions as a result of a Separation from Service occur prior to six months after the Participant’s Separation from Service.

5.02 Distribution Election Change. A Participant may subsequently elect to delay the timing or change the form(s) of distribution elected in accordance with rules established by the Administrator, provided that any subsequent election must be (i) made at least 12 months prior to the date such payment otherwise would have been made, and (ii) the payment with respect to which such election is made is deferred for a period of not less than five years from the date such payment otherwise would have been made. Any distribution election change must be made in accordance with the Code section 409A requirements regarding changes in the time and form of payments.

5.03 Death Benefit. If a Participant dies prior to the commencement of benefits under the Plan, his Beneficiaries shall receive a lump sum distribution of his accrued benefits under the Plan as soon as administratively feasible following death, but not after the later of (i) the last day of the Plan Year in which the Participant died, or (ii) the fifteenth day of the third calendar month following the date the Participant died. If a Participant dies while receiving benefits from the Plan, the death benefit, if any, payable to his Beneficiaries shall be determined in accordance with the form of distribution selected by the Participant pursuant to section 5.01 of this Plan.

ARTICLE 6

Administration of the Plan

6.01 Appointment of Separate Administrator. The board of directors of the Company has appointed the Committee to serve as Administrator. The Company shall accept and rely upon any document executed by the Committee until the board revokes such appointment. No person serving on the Committee shall vote or decide upon any matter relating solely to himself or solely to any of his rights or benefits pursuant to the Plan.

6.02 Powers and Duties. The Administrator shall administer the Plan in accordance with its terms. The Administrator shall have full and complete authority and control with respect to Plan operations and administration unless the Administrator allocates and delegates such authority or control pursuant to the procedures stated in subsection (b) or (c) below. Any decisions of the Administrator or its delegate shall be final and binding upon all persons dealing with the Plan or claiming any benefit under the Plan. The Administrator shall have all powers which are necessary to manage and control Plan operations and administration including, but not limited to, the following:

(a) To employ such accountants, counsel or other persons as it deems necessary or desirable in connection with Plan administration. The Company shall bear the costs of such services and other administrative expenses.

(b) To designate in writing persons other than the Administrator to perform any of its powers and duties hereunder.

(c) To allocate in writing any of its powers and duties hereunder to those persons who have been designated to perform Plan fiduciary responsibilities.

(d) The discretionary authority to construe and interpret the Plan, including the power to construe disputed provisions.

(e) To resolve all questions arising in the administration, interpretation and application of the Plan, including, but not limited to, questions as to the eligibility or the right of any person to a benefit.

(f) To adopt such rules, regulations, forms and procedures from time to time as it deems advisable and appropriate in the proper administration of the Plan.

(g) To prescribe procedures to be followed by any person in applying for distributions pursuant to the Plan and to designate the forms or documents, evidence and such other information as the Administrator may reasonably deem necessary, desirable or convenient to support an application for such distribution.

(h) To apply consistently and uniformly rules, regulations and determinations to all Participants and Beneficiaries in similar circumstances.

6.03 Records and Notices. The Administrator shall keep a record of all its proceedings and acts and shall maintain all such books of accounts, records and other data as may be necessary for proper Plan administration. The Administrator shall notify the Company of any action taken by the Administrator which affects the Trustee’s Plan obligations or rights and, when required, shall notify any other interested parties.

6.04 Compensation and Expenses. The expenses incurred by the Administrator in the proper administration of the Plan shall be paid from the Company. An Administrator who is an Employee shall not receive any additional fee or compensation for services rendered as an Administrator.

6.05 Limitation of Authority. The Administrator shall not add to, subtract from or modify any of the terms of the Plan, change or add to any benefits prescribed by the Plan, or waive or fail to apply any Plan requirement for benefit eligibility.

ARTICLE 7

General Provisions

7.01 Claims. Any claim for benefits under the Plan by a Participant or Beneficiary shall be governed by the claims procedures set forth in Appendix A.

7.02 Assignment. No Participant or Beneficiary may sell, assign, transfer, encumber or otherwise dispose of the right to receive payments hereunder. A Participant’s rights to benefit payments under the Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Participant or the Participant’s Beneficiary.

7.03 Employment Not Guaranteed by Plan. The establishment of this Plan, its amendments and the granting of a benefit pursuant to the Plan shall not give any Participant the right to continued Employment or limit the right of the Company to dismiss or impose penalties upon the Participant or modify the terms of Employment of any Participant.

7.04 Termination and Amendment. The Company may at any time and from time to time terminate, suspend, alter or amend this Plan and no Participant or any other person shall have any right, title, interest or claim against the Company, its directors, officers or Employees for any amounts, except that the Participant shall be vested in his Memorandum Account hereunder as of the date on which the Plan is terminated, suspended, altered or amended and (unless the Company and the Participant agree to the contrary) such amount shall (a) continue to fluctuate pursuant to the investment election then in effect and (b) be paid to the Participant or his Beneficiaries at the time and in the manner provided by Article 5 above. Notwithstanding the above, the Plan may be liquidated upon termination if the requirements of Treasury regulation section 1.409A-3(j)(4)(ix) are satisfied.

7.05 Notice. Any and all notices, designations or reports provided for herein shall be in writing and delivered personally or by registered or certified mail, return receipt requested, addressed, in the case of the Company, its board of directors or Administrator, to the Company’s principal business office and, in the case of a Participant or Beneficiary, to his home address as shown on the records of the Company.

7.06 Limitation on Liability. In no event shall the Company, Administrator or any Employee, officer or director of the Company incur any liability for any act or failure to act unless such act or failure to act constitutes a lack of good faith, willful misconduct or gross negligence with respect to the Plan.

7.07 Indemnification. The Company shall indemnify the Administrator and any Employee, officer or director of the Company against all liabilities arising by reason of any act or failure to act unless such act or failure to act is due to such person’s own gross negligence or willful misconduct or lack of good faith in the performance of his duties to the Plan or Trust Fund. Such indemnification shall include, but not be limited to, expenses reasonably incurred in the defense of any claim, including attorney and legal fees, and amounts paid in any settlement or compromise; provided, however, that indemnification shall not occur to the extent that it is not permitted by applicable law. Indemnification shall not be deemed the exclusive remedy of any person entitled to indemnification pursuant to this section. The indemnification provided hereunder shall continue as to a person who has ceased acting as a director, officer, member, agent or Employee of the Administrator or as an officer, director or Employee of the Company, and such person’s rights shall inure to the benefit of his heirs and representatives.

7.08 Headings. All articles and section headings in this Plan are intended merely for convenience and shall in no way be deemed to modify or supplement the actual terms and provisions stated thereunder.

7.09 Severability. Any provision of this Plan prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof. The illegal or invalid provisions shall be fully severable and this Plan shall be construed and enforced as if the illegal or invalid provisions had never been inserted in this Plan.

ARTICLE 8

Memorandum Account

8.01 Nature of Account. Only for the purpose of measuring payments due Participants hereunder, the Company shall maintain on behalf of each Participant a Memorandum Account to which the Company shall credit the amounts described in this Article 8.

The Memorandum Account hereunder and assets, if any and of any nature, acquired by the Company to measure a Participant’s benefits hereunder shall not constitute or be treated for any reason as a trust for, property of or a security interest for the benefit of, the Participant, his Beneficiaries or any other person. The Participants and the Company acknowledge that the Plan constitutes a promise by the Company to pay benefits to the Participants or their Beneficiaries, that Participants’ rights hereunder are limited to those of general unsecured creditors of the Company and that the establishment of the Plan, acquisition of assets to measure a Participant’s benefits hereunder does not prevent any property of the Company from being subject to the rights of all the Company’s creditors.

8.02 Credit to Memorandum Account. As of the last day of each Plan Year, the Company shall credit to the Memorandum Account of each Participant the amount, if any, accrued in accordance with section 4.01.

8.03 Changes in Memorandum Account. Each Participant may specify his investment preferences for his Memorandum Account by completing and submitting an Investment Preference Form provided by the Administrator. Final approval of the Participant’s investment selection is within the discretion of the Administrator, and the Trustee. The Participant’s Memorandum Account shall be adjusted to reflect the income and losses and increase or decrease in value experienced by assets as if the amounts were invested according to the Participant’s preferences, subject to final approval by the Administrator and Trustee. A Participant’s Memorandum Account shall also reflect expenses generated by, and related to, the investment choices made in accordance with the Investment Preference Form.

A Participant may submit a new Investment Preference Form to the Administrator as frequently as may be allowed by the Administrator or a third-party delegate, consistent with any procedures that may be approved by the Company. All elections must be in writing and must be signed by the Administrator.

8.04 Valuation of Memorandum Account. Within 90 days after the last day of each Plan Year, the Company shall provide each Participant or his Beneficiaries a statement indicating the balance of his Memorandum Account as of the last day of such Plan Year, reflecting the amount of accruals, if any, occurring for such year, together with all other changes in value during the Plan Year. Any Participant or Beneficiary who disagrees with the information provided in such statements must submit objections, in writing, to the Administrator within 90 days of receipt of such statements.

APPENDIX A

CLAIMS PROCEDURES

Claims for benefits under the Associated Banc-Corp Supplemental Executive Retirement Plan (the “Plan”) shall be governed by the claims procedures set forth below.

1. Definitions. For purposes of this Appendix A, the following terms shall have the following meanings:

(a) “Adverse Benefit Determination” means a denial, reduction, termination or a failure to provide or make payment (in whole or in part) of a benefit under the Plan.

(b) “Claim” means a request for a benefits under the Plan, made by a Claimant in accordance with the Plan’s procedures for filing Claims, as described in this Appendix A.

(c) “Claimant” means a Participant (or, in the event of his death, his Beneficiary) or the personal representative of the Participant or his Beneficiary, if applicable, who makes a request for a benefit under the Plan.

(d) “Relevant Documents” include documents, records or other information with respect to a Claim that:

(i) Were relied upon by the Administrator in making the benefit determination;

(ii) Were submitted to, considered by or generated for, the Administrator in the course of making the benefit determination, without regard to whether such documents, records or other information were relied upon by the Administrator in making the benefit determination;

(iii) Demonstrate compliance with administrative processes and safeguards required in making the benefit determination; or

(iv) Constitute a statement of policy or guidance with respect to the Plan concerning the denied benefit for the Participant’s circumstances, without regard to whether such advice was relied upon by the Administrator in making the benefit determination.

2. Procedure for Filing a Claim. For a communication from a Claimant to constitute a valid Claim, it must satisfy the following paragraphs (a) and (b) of this section 2.

(a) Any Claim submitted by a Claimant must be in writing on the appropriate Claim form (or in such other manner acceptable to the Administrator) and delivered, along with any supporting comments, documents, records and other information, to the Administrator in person, or by mail postage paid, to the address for the Company’s principal business office.

(b) Claims and appeals of denied Claims may be pursued by a Claimant. However, the Administrator may establish reasonable procedures for determining whether an individual has been authorized to act on behalf of a Claimant.

3. Initial Claim Review. The initial Claim review will be conducted by the Administrator, with or without the presence of the Claimant, as determined by the Administrator in its discretion. The Administrator will consider the applicable terms and provisions of the Plan and any amendments thereto, information and evidence that is presented by the Claimant and any other information it deems relevant.

(a) Initial Benefit Determination.

(i) The Administrator will notify the Claimant of its determination within a reasonable period of time, but in any event (except as described in paragraph (ii) below) within 90 days after receipt of the Claim by the Administrator.

(ii) The Administrator may extend the period for making the benefit determination by 90 days if it determines that such an extension is necessary due to special circumstances and if it notifies the Claimant, prior to the expiration of the initial 90-day period, of the existence of the circumstances requiring the extension of time and the date by which the Administrator expects to render a decision.

(b) Manner and Content of Notification of Adverse Benefit Determination.

(i) The Administrator will provide a Claimant with written or electronic notice of any Adverse Benefit Determination (a “Notice”).

(ii) The Notice will provide, in a manner calculated to be understood by the Claimant:

[a] The specific reason(s) for the Adverse Benefit Determination;

[b] Reference to the specific provision(s) of the Plan on which the determination is based;

[c] Description of any additional material or information necessary for the Claimant to perfect the Claim and an explanation of why such material or information is necessary; and

[d] A description of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) following an Adverse Benefit Determination on review.

(c) Procedure for Filing a Review of an Adverse Benefit Determination.

(i) Any appeal of an Adverse Benefit Determination by a Claimant must be brought to the Administrator within 60 days after receipt of the Notice. Failure to appeal within such 60-day period will be deemed to be a failure to exhaust all administrative remedies under the Plan. The appeal must be in writing utilizing the appropriate form provided by the Administrator (or in such other manner acceptable to the Administrator); provided, however, that if the Administrator does not provide the appropriate form, no particular form is required to be utilized by the Claimant. The appeal must be filed with the Administrator at the address for the Company’s principal business office.

(ii) A Claimant will have the opportunity to submit written comments, documents, records and other information relating to the Claim.

(d) Review Procedures for Adverse Benefit Determinations.

(i) The Administrator will provide a review that takes into account all comments, documents, records and other information submitted by the Claimant without regard to whether such information was submitted or considered in the initial benefit determination.

(ii) The Claimant will be provided, upon request and free of charge, reasonable access to and copies of all Relevant Documents.

(iii) The review procedure may not require more than two levels of appeals of an Adverse Benefit Determination.

4. Timing and Notice of Benefit Determination on Review. The Administrator will notify the Claimant within a reasonable period of time, but in any event within 60 days after the Claimant’s request for review, unless the

Administrator determines that special circumstances require an extension of time for processing the review of the Adverse Benefit Determination. If the Administrator determines that an extension is required, written Notice will be furnished to the Claimant prior to the end of the initial 60-day period indicating the existence of special circumstances requiring an extension of time and the date by which the Administrator expects to render the determination on review, which in any event will be within 60 days from the end of the initial 60-day period. If such an extension is necessary due to a failure of the Claimant to submit the information necessary to decide the Claim, the period in which the Administrator is required to make a decision will be tolled from the date on which the notification is sent to the Claimant until the Claimant adequately responds to the request for additional information.

(a) Manner and Content of Notice of Benefit Determination on Review. The Notice will set forth:

(i) The specific reason(s) for the Adverse Benefit Determination;

(ii) Reference to the specific provision(s) of the Plan on which the determination is based;

(iii) A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all Relevant Documents; and

(iv) A statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) following an Adverse Benefit Determination on review.

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